UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2011
Date of Report (Date of earliest event reported)

INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19495 Biscayne Blvd. Suite 411 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 932-9795
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement

Effective on February 14, 2011, the Board of Directors of InfoSpi, Inc., a Nevada corporation (the “Company”), approved and authorized the execution of a definitive agreement dated February 14, 2011 (the “Agreement”) among the Company, NexPhase Lighting, Inc., a privately held Florida corporation (“NexPhase”)., and the shareholders of NexPhase (the “NexPhase Shareholders”). In accordance with the terms and provisions of the Agreement: (i) the Company acquired from the NexPhase Shareholders an aggregate 55,622,000 shares of common stock of NexPhase representing the total issued and outstanding shares of NexPhase; (ii) in exchange thereof, the Company issued to the NexPhase Shareholders an aggregate 67,500,000 shares of its restricted common stock generally in proportion to the equity holdings of the NexPhase Shareholders; (iii) NexPhase transferred and assigned to the Company all existing material contracts including those related to distribution, licensing and marketing and those dealing with the grant of rights for the use of any and all intellectual property; (iv) the Company assumed all other assets of NexPhase, including licenses, royalty rights, equipment, product designs, marketing and sale materials, logos, trademarks, copyrights and website; and (v) the Company further assumed all liabilities of NexPhase, including all trade and debt obligations.  Therefore, as of the date of this Current Report, NexPhase has become the wholly-owned subsidiary of the Company.

Business Operations

NexPhase is in the business of designing, developing, manufacturing and marketing a high quality and high efficiency full line of LED intelligent lighting fixtures and control systems for commercial applications and projects involving both new construction and retrofits (the “LED Lighting Fixtures”). In its planned manufacturing, NexPhase will use the highest quality products in the manufacture of its LED Lighting Fixtures in order to provide its customers with an approximate six-year or 50,000 hour warranty on its fixtures. It will utilize Cree and other leading manufacturer LEDs and photo-metrics and thermal management in the manufacture of all LED Lighting Fixtures, and management believes that the resultant NexPhase LED Lighting Fixtures produced will be of the highest quality and highest reliability of any lighting products. The LED Lighting Fixtures being developed are as follows:

(i) downlight troffer;

(ii) reflective troffer, which adds an architectural flair to any space;

(iii) high-bay fixtures, which provide a 50-70% energy savings over metal halide and high pressure sodium high bays;

(iv) low-bay and parking garage fixtures, which provide a 50-70% savings over metal halide and high pressure sodium high bays;

(v) MR-16 lamps with approximate 90% energy savings over conventional MR-16 with significantly less heat; and (vi) PAR 38 lamps with approximately 90% energy savings over conventional MR-16 with significantly less heat.

The LED Lighting Fixtures will be able to be controlled through a variety of means. Permissions and the types of controls authorized are assigned during set-up. Fixtures or groups of fixtures can be controlled via a hand-held remote control, through any smart phone (i.e., iPhone) or via the computer. Moreover, the LED Lighting Fixtures are designed to be intelligent. They incorporate a MESH networking technology which allows the fixtures to communicate with each other wirelessly. The set-up and management of the LED Lighting Fixtures allows for the combining of multiple fixtures into a given group, that is, specific offices, hallways, stairwells, conference rooms, etc.

NexPhase also has a patent pending “NexSense” technology that provides customers with an additional edge in lighting management and a return on investment. The LED Lighting Fixtures incorporate advanced sensory features that expand a customer’s energy saving beyond just the use of energy saving LEDs as follows:

Proximity Sensing. The most energy saving light fixture available is one that is not on. Therefore, building on this premise, the NexPhase Proximity Sensor monitors movement within a given space and either dims or shuts the lights off if no movement has been sensed within a given period of time (configurable by the user).

Ambient Light Sensing. This sensor takes advantage of the sun’s free light energy. Once the occupant of an office sets the light level they like within their space, this sensor monitors the light level throughout the day. If more light comes into the office as the sun rises, the sending system reduces the amount of light being given off by the fixture to ensure the light level within the space remains the same. The reverse is also true. If storm clouds move in and block the sunlight that was previously coming into the space, the sensing system increases the amount of light from the fixture up to the maximum output.

Management believes that its LED Lighting Fixtures will provide further additional benefits, such as (i) higher quality lighting as compared to standard lighting systems; (ii) reduced heat generation resulting in lower HVAC costs in warm environments; (iii) elimination of the release of mercury and other harmful chemicals into landfills at the end of the fixtures life cycle; (iv) less energy consumption to run the fixtures, which results in less green house gases released into the atmosphere; (v) lower maintenance costs for business owners associated with the replacement of standard lamps and tubes based upon the LED Lighting Fixtures lifespan of 50,000 to 60,000 hours; (vi) easy installation and individual fixture programmability; (vii) instant “on”; and (viii) vibration and shock resistant.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on February 14, 2011, the Company issued an aggregate of 67,500,000 shares of its resticted common stock to the NexPhase Shareholders. In accordance with the terms and provisions of the Agreement, the NexPhase Shareholders acquired an aggregate of 67,500,000 shares of the Company’s restricted common stock in exchange for one hundred percent (100%) of the total issued and outstanding shares of NexPhase held of record by the NexPhase Shareholders in a private transaction.

The shares were issued to ten United States resident NexPhase shareholders in reliance on Section 4(2) and Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The NexPhase Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 184,390,258 shares of common stock issued and outstanding.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Officers and Directors:
Dror Svorai 1720 Harrison Street, 18th Floor Suite Penthouse A Hollywood, Florida 33020	71,418,810 (2)	38.73%
10% or Greater Owners
Oliver Danan 256 SW 5th Street Boca Raton, Florida 33432	16,666,300	9.04%

Samuel J. Cooper 6980 Long Leaf Drive Parkland, Florida 30076	30,003,000	17.90%
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(1)	Based on 184,390,258 shares of common stock issued and outstanding as of the date of this Current Report.
(2)
Mr. Svorai holds of record 12,500,000 shares of common stock. Upon payment of the full purchase price of $325,000, the 14,400,000 shares held of record by Eilay Maman (representing a 14.9% equity interest) and the 14,515,810 shares held of record by Oyster Shell Investment LLLP (representing a 15.0% equity interest) will be transferred to Dror Svorai upon full payment of the purchase price no later than March 15, 2011. As of the date of this Current Report, the 28,915,810 shares are being held in escrow. In accordance with the terms and provisions of a certain share purchase agreement, a certain number of shares have and will be periodically released and transferred to Mr. Svorai.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Agreement dated February 14, 2011 between InfoSpi Inc., NexPhase Lighting Inc. and the shareholders of NexPhase Lighting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPI INC.

DATE: February 21, 2011	By:	/s/Dror Svorai
Name: Dror Svorai
Title: President/Chief Executive Officer